UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 5, 2005

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On October 5, 2005, Ruby Tuesday, Inc., a Georgia corporation (the "Registrant"), issued a press release announcing the Registrant's financial results for the fiscal quarter ended August 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated October 5, 2005 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

         SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
BY: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: October 5, 2005

NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY, INC. REPORTS FIRST QUARTER DILUTED
EARNINGS PER SHARE OF $0.34; ANNOUNCES POSITIVE SEPTEMBER SAME-
STORE SALES GROWTH

MARYVILLE, TN – October 5, 2005 – Ruby Tuesday, Inc. today reported net income of $21.6 million, or $0.34 per diluted share, for the Company’s first quarter of fiscal 2006 ended August 30, 2005. This compares to net income of $29.1 million, or $0.44 per diluted share, for the first quarter of the prior year.

Same-store sales at Company-owned Ruby Tuesday restaurants, which improved throughout the quarter and were in-line with the Company’s previous guidance of down approximately 4.0%, decreased 3.9% for the quarter. Same-store sales at domestic franchise Ruby Tuesday restaurants decreased 6.4% during the quarter, which was better than the Company had anticipated.

First quarter fiscal 2006 monthly same-store sales:

	June period	July period	August period	Quarter
Company-owned	-4.7%	-3.9%	-2.8%	-3.9%
Domestic Franchise	-7.5%	-5.5%	-6.0%	-6.4%

The first quarter of fiscal 2006 marked the Company’s final quarter of overlapping heavy, prior couponing efforts as the Company recorded $8.0 million in redemptions during the first quarter of the prior fiscal year. The Company estimates the negative impact on current year first quarter same-store sales results from overlapping prior couponing efforts was 5.0-6.0%.

For the Company’s five week September period, which ended on October 4, 2005, Same-store sales at Company-owned Ruby Tuesday restaurants increased approximately 0.5%. The Company notes that same-store sales were down 5.0-6.0% for the first week of the period and up approximately 1.0% for the second week. For the third and fourth weeks of the period, same-store sales increased approximately 2.5% and 3.5%, respectively. And, despite being softer for the first part of the fifth week of the period, same-store sales returned to the previous positive 3.0-4.0% range during the last part of the week and ended the week up approximately 1.5%. The Company believes the softer same-store sales during the first part of the fifth week resulted from last week’s spike in gas prices in certain parts of the country. During the Company’s September period, same-store sales at domestic franchise Ruby Tuesday restaurants decreased 2.0-2.5%.

Other highlights for the first quarter include:

  Total operating revenue increased 15.2% over the same period of the prior year.
  The Company opened 16 new Ruby Tuesday restaurants during the quarter and closed five. Two restaurants were closed due to hurricane destruction, two others were closed due to lease expirations and one was sold to an independent third party.
  Franchisees opened nine new Ruby Tuesday restaurants during the quarter, and two were closed due to lease expirations.
  Sales at franchise Ruby Tuesday restaurants (which is the basis for determining royalty fees included in franchise income on the Company's income statement) totaled $95,903,000 and $123,837,000 for the first quarter of fiscal 2006 and 2005, respectively. The Company reminds investors that 44 restaurants were acquired by the Company from franchisees subsequent to the first quarter of the prior year.
  Total annualized management turnover (including management trainees) remained low for the quarter at 22%.
  The Company repurchased 400,000 shares of its common stock during the first quarter.
  The Company began national cable advertising affecting all Company-owned and domestically franchised Ruby Tuesday restaurants in June in addition to the previous local network advertising affecting approximately 60% of the Company-owned locations.
  As of the end of the quarter, the Company completed its transition from a coupon based marketing strategy to the utilization of media advertising.

Sandy Beall, Chairman and CEO commented, “For the first quarter, we saw steady improvement in monthly same-store sales, turnover remained low and we saw continued improvements in operations, our menu and our advertising efforts. In continuing our menu differentiation strategy, we have recently rolled out a new menu with an increased focus on burgers and famous and favorites; including our salad bar, appetizer selection, seafood dishes and ribs. In addition, we now have our kitchen display system in over half of our restaurants and are very pleased with the results we are seeing from an operational, team and guest perspective. Our media advertising efforts continue building momentum and now include national cable, covering all domestic markets as well as local spot network for most Company markets. We were pleased to see that, despite being down 5.0-6.0% in same-store sales for the first week of September with the hurricane impact and consumer fears, sales did improve during the month and were positive for all of the following weeks. We are particularly pleased with the fact that, despite the spike in gas prices late last week in certain parts of the country, same-store sales remained positive for the week and returned back to a positive 3.0-4.0% range by the end of the week. It is a challenging consumer environment, however we believe the investments we have made and continue making in our menu, our team members, operations, and marketing will continue driving our positive sales results and creating long-term value.”

Fiscal 2006 Guidance

For its October and November periods, the Company is projecting 3.0% same-store sales growth at Company-owned restaurants. For the second quarter of fiscal 2006, the Company is projecting approximately 2.0% same-store sales growth at Company-owned Ruby Tuesday restaurants. Based on impacts of hurricanes and oil prices on September same-store sales and the resulting same-store sales growth expectation of approximately 2.0% for the second quarter as opposed to the prior 3.0-5.0% estimate, the Company’s current estimate for diluted earnings per share for the second quarter is $0.27-$0.28 per share. The Company’s previous guidance of diluted earnings per share growth of 12.5-15.0% for the third and fourth quarters based on same-store sales growth of 3.0-5.0% remains unchanged. The Company reminds investors that its fiscal 2006 is a 53-week year and as such its fourth quarter will contain 14 weeks. Thus, its diluted earnings per share growth could be slightly higher than the 12.5-15.0% for that quarter.

The Company’s plans for fiscal 2006 still include approximately 60 Company-owned openings and 30-40 franchise openings.

Ruby Tuesday, Inc. has Company-owned, and/or franchise Ruby Tuesday brand restaurants in 42 states, the District of Columbia, Puerto Rico, and 13 foreign countries. As of August 30, 2005, the Company owned and operated 590 Ruby Tuesday restaurants, while domestic and international franchisees (including Hawaii) operated 193 and 40 locations, respectively. Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol: RI).

For more information, contact:            Phone: 865-379-5700
Price Cooper

The Company will host a conference call which will be a live web-cast tomorrow morning at 8:30 Eastern Time. The call will be available live at the following websites:

http://www.rubytuesday.com
http://www.fulldisclosure.com

Special Note Regarding Forward-Looking Information

This press release contains various “forward-looking statements,” which represent the Company’s expectations or beliefs concerning future events, including one or more of the following: future financial performance and unit growth (both Company-owned and franchised), future capital expenditures, future borrowings and repayment of debt, payment of dividends, stock repurchase, and restaurant and franchise acquisitions. The Company cautions the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause actual results to differ materially from those included in the forward-looking statements, including, without limitation, the following: changes in promotional, couponing and advertising strategies; guests’ acceptance of changes in menu items; changes in our guests’ disposable income; consumer spending trends and habits; mall-traffic trends; increased competition in the casual dining restaurant market; weather conditions in the regions in which Company-owned and franchised restaurants are operated; guests’ acceptance of the Company’s development prototypes; laws and regulations affecting labor and employee benefit costs; costs and availability of food and beverage inventory; the Company’s ability to attract qualified managers, franchisees and team members; changes in the availability of capital; impact of adoption of new accounting standards; effects of actual or threatened future terrorist attacks in the United States; significant fluctuations in energy prices; and general economic conditions.